ROSS STORES, INC.

            1991 OUTSIDE DIRECTORS STOCK OPTION PLAN

                (As Amended Through May 27, 1999)


     1. Purpose. The Ross Stores, Inc. 1991 Outside Directors Stock Option Plan (the "Plan") is established effective as of March 18, 1991 (the "Effective Date") to create additional incentive for the non-employee directors of Ross Stores, Inc. and any successor corporation thereto (collectively referred to as the "Company"), to promote the financial success and progress of the Company.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

     3. Eligibility and Type of Option. Options may be granted only to directors of the Company who are not employees of the Company or any parent and/or subsidiary corporations of the Company. Options granted to eligible directors of the Company ("Outside Directors") shall be nonqualified stock options; that is, options which are not treated as having been granted under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Code. A person granted an Option is hereinafter referred to as an "Optionee."

     4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 7 below. The maximum number of shares of Stock which may be issued under the Plan shall be three hundred fifty thousand (350,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subjected to an Option grant.

     5. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered page 2 thereby, in substantially the forms indicated below with respect to each category of grant and incorporated herein by reference (the "Option Agreements"). Options shall comply with and be subject to the following terms and conditions:

          (a) Automatic Grant of Options. Subject to execution by an Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board as set forth below:

               (i) Prior to 1999 Annual Stockholders Meeting. Prior to the annual meeting of the stockholders of the Company to be held on May 27, 1999 or any adjournment thereof (the "1999 Annual Meeting"), or if the amendment to the Plan set forth in subparagraph (ii) below is not approved by the stockholders at such annual meeting, Options shall be granted as follows:

                    (1)  On the Effective Date, each present
Outside Director shall be granted an Option to purchase five thousand (5,000) shares of Stock. (To be evidenced by the Option Agreement attached as Exhibit A and as in effect prior to the 1999 Annual Meeting.)

                    (2) Furthermore, on the Effective Date, each present Outside Director shall be granted an additional option to purchase that number of shares of Stock equal to one thousand (1,000) multiplied by the number of such Outside Director's full years of past service as a non-employee director ending on the Effective Date. The preceding sentence shall not apply to Outside Directors elected after the Effective Date. (To be evidenced by the Option Agreement attached as Exhibit B and as in effect prior to the 1999 Annual Meeting.)

                    (3)  After the Effective Date, each new
Outside Director shall be granted an Option to purchase five thousand (5,000) shares of Stock upon the date such Outside Director is first elected to serve on the Board. (To be evidenced by the Option Agreement attached as Exhibit A and as in effect prior to the 1999 Annual Meeting.)

                    (4)  Each Outside Director shall be granted
an additional Option to purchase one thousand (1,000) shares of Stock upon each Anniversary Date of such Outside Director. (To be evidenced by the Option Agreement attached as Exhibit C and as in effect prior to the 1999 Annual Meeting.)

                    (5)  The Anniversary Date of an Outside
Director who was first elected to the Board prior to the Effective Date shall be March 18, commencing with March 18, 1992. The Anniversary Date of an Outside Director who is first elected to the Board on or after the Effective Date shall be the date which is twelve (12) months after such election and successive anniversaries thereof.

                    (6)  Notwithstanding any other provision of
the Plan, no Option shall be granted to any individual who is no longer serving as an Outside Director of the Company on an Anniversary Date which would otherwise be a date of grant.

               (ii) Following 1999 Annual Stockholders Meeting. Subject to the approval by the stockholders of the Company at the 1999 Annual Meeting of the amendment to the Plan set forth in this subparagraph (ii), Options shall be granted as follows:

                    (1)  On the date of the 1999 Annual Meeting,
each person serving as an Outside Director immediately following such meeting shall be granted an Option to purchase two thousand
(2,000) shares of Stock.  (To be evidenced by the Option
Agreement attached as Exhibit C.)

                    (2)  Each person who is newly elected or
appointed as an Outside Director after the date of the 1999 Annual Meeting shall be granted on the day of such initial election or appointment an Option to purchase ten thousand (10,000) shares of Stock. (To be evidenced by the Option Agreement attached as Exhibit A.)

                    (3) Each Outside Director previously granted an Option on or after the date of the 1999 Annual Meeting pursuant to this subparagraph (ii) shall be granted, on the date of each annual meeting of the stockholders of the Company held after the 1999 Annual Meeting and immediately following which such person remains an Outside Director, an Option to purchase two thousand (2,000) shares of Stock; provided, however, that an Outside Director granted an initial Option pursuant to subparagraph (ii)(2) above after the December 1 immediately preceding the date of an annual meeting of the stockholders of the Company shall not be granted an annual Option pursuant to this subparagraph with respect to such annual meeting. (To be evidenced by the Option Agreement attached as Exhibit C.)

               (iii)     Right to Decline Option.
Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to this paragraph 5(a).

          (b) Option Exercise Price. The option exercise price per share of Stock for an Option shall be the fair market value of the common stock of the Company, as determined by the closing price of a share of such common stock on the National Association of Securities Dealers Automated Quotations system (the "NASDAQ System") or other national securities exchange on which the shares of such common stock are then trading, on the date of the granting of the Option. If the date of the granting of the Option does not fall on a day on which the common stock of the Company is trading on the NASDAQ System or other national securities exchange, the date on which the option exercise price per share shall be established shall be the last day on which the common stock of the Company was so traded prior to the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

          (c) Exercise Period of Options. Any Option granted pursuant to the Plan shall be exercisable for a term of ten (10) years.

          (d) Payment of Option Price. Payment of the option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, or (ii) by the assignment in a form acceptable to the Company of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

     The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

          (e) Stockholder Approval. Any Option granted pursuant to the Plan shall be subject to obtaining stockholder approval of the Plan at the first annual meeting of stockholders after the Effective Date. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Option granted on the Effective Date; provided, however, that the exercise of any such Option shall be subject to obtaining stockholder approval of the Plan.

     6. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreements set forth as Exhibit A, Exhibit B, and Exhibit C, respectively, either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

     7. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock which may be issued under the Plan and any outstanding Options, in the number and class of shares of Stock subject to Options to be granted automatically pursuant to paragraph 5(a)(ii) above, and in the option exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. No adjustment shall be made pursuant to this paragraph to the number of shares of Stock subject to the automatic grant of an Option pursuant to paragraph 5(a)(i) above.

     8.   Ownership Change and Transfer of Control.  An
"Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company;

          (b)  a merger in which the Company is a party; or

          (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more corporations where the stockholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     A "Transfer of Control" shall mean an Ownership Change in which the stockholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

     In the event of a Transfer of Control, any unexercisable portion of an outstanding Option shall be immediately exercisable and vested as of a date prior to the Transfer of Control. The exercise and vesting of any Option that is permissible solely by reason of this paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control.

     9.   Transferability of Options.

          (a) Except as provided in paragraph 9(b) below, an Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

          (b) Notwithstanding the foregoing, with the consent of the Board and subject to any conditions or restrictions as the Board may impose, in its sole discretion, an Optionee may transfer during the Optionee's lifetime all or any portion of the Option to one or more family members. For this purpose, the term "family member" shall have the meaning assigned such term in General Instruction A.1(a)(5) to the Form S-8 Registration Statement under the Securities Act of 1933, as effective April 7, 1999, or any successor thereto. No transfer or purported transfer of the Option shall be effective unless and until: (i) the Optionee has delivered to the Board a written request describing the terms and conditions of the proposed transfer in such form as the Board may require, (ii) the Board has approved such request in writing, and (iii) each permitted family member transferee to whom the Option or any interest therein is to be transferred has agreed in writing (in a form satisfactory to the Company) to be bound by all of the applicable terms and conditions of the Plan and the Option Agreement evidencing such Option and any additional restrictions or conditions as the Board may require, and (iv) the Optionee has made adequate provision, in the sole determination of the Company, for satisfaction of the tax withholding obligations, if any, of the Company that may arise with respect to the transferred portion of the Option. With respect to the transferred portion of the Option, all of the terms and conditions of the Plan and the Option Agreement shall apply to the family member transferee and not to the original Optionee, except for (i) the provision of service to the Company, (ii) provision for the Company's tax withholding obligations, if any, and (iii) subsequent transfer of the Option except as provided in the following sentence. A permitted family member transferee shall be prohibited from making a subsequent transfer of a transferred Option except as provided in paragraph 9(a) or, with the consent of the Board, to the original Optionee or to another family member. The Company shall have no obligation to notify a family member transferee of any termination of the transferred Option, including an early termination resulting from the termination of service of the original Optionee. Exercise of a transferred Option by a family member transferee shall be subject to compliance with all applicable federal, state and foreign securities laws; however, the Company shall have no obligation to register such Options and/or shares with any federal, state or foreign securities commission or agency.

     10. Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 7 above), (b) no material change in the class of persons eligible to receive Options, and (c) no material change in the amount, timing or exercise price formula of automatic grants of Options pursuant to paragraph 5(a) above. In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Ross Stores, Inc.
1991 Outside Directors Stock Option Plan as amended by the Board of Directors of the Company through May 27, 1999.


                              John G. Call
                              John G. Call
                              Senior Vice President,
                              Chief Financial Officer and
                              Corporate Secretary